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Exhibit 10 (xiv)(a)

Supplemental Executive Long-Term Disability Benefit Plan
of Great Lakes Chemical Corporation

        WHEREAS, the Board of Directors of Great Lakes Chemical Corporation (the "Company") has previously approved the establishment of the Great Lakes Chemical Corporation Funded Benefit Plan (the "Funded Plan") that provides long-term disability benefits (LTD benefits of the Funded Plan) for eligible employees of the Company, including the senior executives of the Company; and

        WHEREAS, the Funded Plan is funded through a voluntary employees' beneficiary association (VEBA) that operates in accordance with applicable federal law and which must comply with the recent changes in the law that limit the compensation that may be considered under such Funded Plan to $150,000; and

        WHEREAS, the Funded Plan LTD benefits are determined as a percentage of basic monthly earnings and that the application of the $150,000 annual compensation limit prohibits the senior executives of the Company from receiving the full LTD benefits originally intended; and

        WHEREAS, the Board of Directors has approved the establishment of a Supplemental Executive Long-Term Disability Benefit Plan (the "Plan") that will restore for named senior executives of the Company most of the LTD benefits that are lost as a result of the compensation limit. Such Supplemental Executive Long-Term Disability Benefit Plan of Great Lakes Chemical Corporation shall be effective January 1, 1995 and is set forth below.

        I. Eligibility

  Those employees of the Company or one of its Affiliates with base pay in any calendar year in excess of $150,000 (or such higher amount determined by the Secretary of Treasury) and who have been named by the Board of Directors of the Company as a participant in the Plan. A person who is named by the Board of Directors as a participant shall have his name entered on Appendix A as of the date as of which he became a participant.

        II. Benefits

  (a)
  The monthly benefit provided by the Plan, if any, shall equal the percentage, either 50% or 60% of basic monthly earnings as defined in the LTD benefit of the Funded Plan, as elected by the participant on a form to be furnished to the Director, Human Resources, of the Company of the participant's basic monthly earnings in excess of $150,000, or such higher amount as determined by the Secretary of the Treasury under Section 505(b) of the Internal Revenue Code.

  (b)
  The benefit described in II(a) above, shall be determined in accordance with the provisions of the LTD benefit of the Funded Plan, and except as provided herein, all such terms, conditions and definitions of the LTD benefit of the Funded Plan shall control for purposes of the Plan including, but not limited to, when benefits are payable, exclusions, claims information, when coverage starts and stops and definitions.

  (c)
  The benefit shall be provided by the Company as no cost to the participant; all Plan benefits shall be paid from the general assets of the Company. The Plan is not funded. The Company may at its discretion supplement the benefit described above by an additional payment designed to pay the income tax liability of the participant for the benefit provided by the Plan.

        III. Amendment and Administration

  (a)
  The Company intends the Plan to be permanent, but reserves the right at any time to modify, amend, or terminate the Plan, provided that the Company shall not cancel, reduce, or otherwise adversely affect the amount of benefits of any participant accrued as of the date of any such modification, amendment, or termination, without the consent of the participant.

  (b)
  The Plan shall be administered by the Board of Directors of the Company, which shall be authorized to interpret the Plan, to adopt rules and practices concerning the administration of the Plan, to resolve questions concerning the eligibility for the amount of the benefit, and to delegate all or any portion of its authority hereunder to a committee of the Board of Directors or to designated officers or employees of the Company.

  (c)
  The Company may deduct from the amount to be distributed such amount as the Company, in its sole discretion, deems proper for the payment of income, employment or other taxes with respect to benefits under the Plan.

  (d)
  The expenses of administering the Plan shall be paid by the Company.

        IV. Miscellaneous

  (a)
  Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary of involuntary, including any such liability which is alimony or other payments for the support of a spouse or former spouse, or for any other relative of a participant prior to actually being received by the person entitled to the benefit under the terms of the Plan, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable hereunder shall be void. The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge, or otherwise encumber his benefits under this Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefit would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, the Board of Directors of the Company, in its discretion, may terminate the interest in any such benefits of the person entitled thereof under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or his spouse, children, or other dependents, or any of them, in such manner as the Board of Directors of the Company may deem proper.

  (b)
  Nothing contained herein shall be construed to constitute a contract of employment between a participant and the Company.

  (c)
  The headings are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

  (d)
  If any provisions of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

  (e)
  The Plan shall be construed and enforced according to the laws of Indiana other than its laws respecting choice of law

        IN WITNESS WHEREOF, the Company has executed this Plan this 10th day of October, 1994 to be effective January 1, 1995.

GREAT LAKES CHEMICAL CORPORATION
	By:	/s/ ROBERT JEFFRIES

Attest:
/s/ STEVE D. MEAD

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  Exhibit 10 (xiv)(a)
Supplemental Executive Long-Term Disability Benefit Plan of Great Lakes Chemical Corporation